UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2005 enherent Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
192 Lexington Avenue
New York, New York 10016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 889-7722
NOT APPLICABLE
(Former name or former address if changed since last)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibitss
SIGNATURE
EXHIBIT INDEX
Employment Agreement
Restricted Stock Agreement
Stock Option Agreement

Item 1.01. Entry Into a Material Definitive Agreement.
          On August 15, 2005, enherent Corp. (the “Company”) entered into an employment agreement with Karl Brenza, who became Chief Financial Officer upon execution of the agreement.
Employment Agreement
          Under the employment agreement, the executive is entitled to an annual base salary of $180,000 during the first year of the agreement, an annual base salary of $198,000 during the second year and an annual base salary of $217,800 during the third year. The agreement provides for participation in an annual cash bonus plan under which the executive is entitled to cash bonuses based on the Company’s achievement of certain performance goals, with certain minimum bonuses in the first two years. In addition to the awards under the restricted stock agreement and stock option award agreement described below, under the employment agreement the executive is also entitled to participate in any equity-based compensation plans maintained by the Company and to participate in any grants given to employees generally. The employment agreement further provides for participation in all other senior executive benefit plans offered by the Company, and provides that the Company will maintain directors and officers liabilities insurance of at least $5,000,000. The executive also will receive business expense reimbursement, corporate indemnification and vacation entitlements pursuant to the employment agreement. The employment agreement is effective as of August 15, 2005 and has a three-year term. The expiration date is automatically extended on a year-by-year basis unless the Company or the executive notifies the other of non-renewal.
          The executive’s employment may be terminated:
•	by written notice of non-renewal. If the notice is by the Company, the executive is entitled to receive as severance an amount equal to three months of the executive’s then current salary and minimum bonus.

•	upon the executive’s death, disability or retirement.

•	by executive without good reason.

•	by the Company without cause, in which case executive shall be entitled to receive as severance an amount equal to six months of the executive’s then current base salary and minimum bonus.

•	by the executive for good reason, in which case the executive shall be entitled to receive as severance an amount equal to nine month’s of the executive’s then current base salary and minimum bonus.

•	by the Company for cause.
          All severance amounts will be paid in accordance with the Company’s regular payroll schedule.
          The agreement also contains certain confidentiality, non-competition and assignment of invention provisions for the benefit of the Company.
          For purposes of the employment agreement, a “change of control” includes the acquisition by any person (or group of related persons) of 30% or more of the voting power of the Company’s securities; a change in the majority of the board of directors within a two-year period without the approval of the incumbent board or approval by the stockholders of the Company of (1) liquidation of the Company, (2) the sale of all or substantially all of the Company’s assets, (3) a merger (except where the Company’s stockholders continue to hold at least 70% of the voting power of the new or continued entity).

          For purposes of the employment agreement, “cause” is defined as:
•	the executive’s embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of the Company’s assets or businesses.

•	the executive’s conviction of, or pleading of guilty or nolo contendere, with regard to a felony (other than a traffic violation) or to any other crime involving moral turpitude or involving activity related to the affairs of the Company.

•	any other willful (and, if the breach relates to the performance of his duties, continued) breach by the executive of a material provision of the agreement. If the breach is capable of being cured, the breach will only constitute cause of it remains uncured after notice.
          For purposes of the employment agreement, “good reason” is defined as the occurrence of any of the following without the executive’s consent:
•	a reduction in executive’s compensation.

•	assignment to the executive of any duties inconsistent in any material respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement.

•	any other action by the Company which results in a material diminution in executive’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied after notice.

•	relocation of executive’s principal place of employment to a location more than 75 miles from executive’s residence.
     The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Restricted Stock Agreement and Stock Option Award Agreement
          Pursuant to the employment agreement, the Company on August 15, 2005 entered into a Restricted Stock Agreement and a Stock Option Award Agreement with the executive. Pursuant to the Restricted Stock Agreement, the Company granted to the executive restricted stock equal to 1% of the Company’s outstanding common stock on the date of grant, one-half of which vests six months from the effective date of the agreement and one-half vests on the first anniversary of the effective date. Pursuant to the Stock Option Award Agreement, the Company granted the executive an option to purchase the equivalent of 2% of the Company’s outstanding common stock on the date of grant, to vest on the basis of 1/8 per quarter, commencing in the first quarter of 2006. The vesting schedule for the restricted stock and the stock option accelerate by six (6) months in the event of a termination of employment for other than cause. In the event of a termination of employment for other than cause, any vested options remain exercisable for a three year period from the date of termination. In the event of a change of control, the restricted stock and the stock options become fully vested.
          The foregoing descriptions of the restricted stock agreement and stock option award agreement are qualified in their entirety by reference to the text of such agreements, which are attached as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          KARL BRENZA. Effective August 15, 2005, Karl Brenza replaced James Liggett as the principal financial and accounting officer of the Company. Mr. Brenza, who is now 41, has fourteen years of investment banking and financial advisory experience and has completed transactions in the areas of mergers, acquisitions, public offerings, private financings and strategic alliances. Prior to joining the Company, from November 2002 to August 2005, Mr. Brenza was Managing Director, Head of Investment Banking for Broadband Capital Management, LLC. From July 2001 to October 2002, Mr. Brenza was an independent consultant and Member of DaySpring, Capital, LLC. From April 2000 to June 2001, Mr. Brenza was an executive for IKANO Communications, Inc. where he held the positions of Director, Business Development and Head of the ISP/Telecommunications Industry Group. Just prior to joining IKANO Communications, Inc., Mr. Brenza worked as a senior investment banker for BlueStone Capital Partners, LP., where he held the positions of Managing Director and Head of the Industry Consolidations Group from May 1998 to April 2000. Mr. Brenza also served from July 1998 to March 2003 as a director of Dynax Solutions, Inc., which merged into the Company on April 1, 2005.
          Mr. Brenza received a B.S. in electrical engineering from the University of Pennsylvania and an M.B.A. from the Columbia University Graduate School of Business.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed herewith.

Exhibit
Number	Description
10.1	Employment Agreement between the Company and Karl Brenza executed on August 15, 2005.

10.2	Restricted Stock Agreement between the Company and Karl Brenza executed on August 15, 2005.

10.3	Stock Option Award Agreement between the Company and Karl Brenza executed on August 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

	By:	/s/ Pamela Fredette
Date: August 19, 2005		Pamela Fredette, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement between enherent Corp. and Karl Brenza executed on August 15, 2005.

10.2	Restricted Stock Agreement between the Company and Karl Brenza executed on August 15, 2005.

10.3	Stock Option Award Agreement between the Company and Karl Brenza executed on August 15, 2005.